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                                                                    EXHIBIT 99.2
                                                              PRELIMINARY COPIES


                           PARADISE ELECTRONICS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON ____________________, 1999

     The undersigned hereby appoints Alexander Lushtak, Jeffrey Diamond and Wendy Benveniste, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Paradise Electronics, Inc., a Delaware corporation ("Paradise"), which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Paradise to be held at 1999 Concourse Drive, San Jose, California 95131 on _______________, ____, 1999 at 11:30 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

PROPOSAL 1: To approve and adopt an agreement and plan of reorganization by and among Paradise, Genesis Microchip Incorporated, a Nova Scotia company, and Rainbow Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Genesis ("Rainbow Sub"), dated as of January 22, 1999, and the merger of Paradise with Rainbow Sub.

            [ ] FOR                  [ ] AGAINST                    [ ] ABSTAIN

                        Management recommends a vote FOR
                                   Proposal 1

DATED ___________________          _____________________________________________

                                   _____________________________________________
                                                     SIGNATURE(S)


                                   Please sign exactly as our name appears
                                   hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.